Rule 424(b)(3)

Commission File No. 333-233852

Prospectus

CHINA NATURAL RESOURCES, INC.

$100,000,000

We may offer and sell from time to time up to $100,000,000 of any combination of the securities described in this prospectus, either individually or in units. We may also offer common shares upon conversion of preferred shares, common shares or preferred shares upon conversion of debt securities, or common shares, preferred shares or debt securities upon the exercise of warrants. The specific terms of these offerings and securities will be set forth in one or more supplements to this prospectus. We will bear all expenses of registration incurred in connection with these offerings. This prospectus provides a general description of the securities.

This prospectus describes some of the general terms that may apply to the securities and the general manner in which they may be offered. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the securities we are offering and the specific manner in which we will offer the securities. The net proceeds we expect to receive from any such sale will also be included in the applicable prospectus supplement. The prospectus supplement may add to, update or change the information in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest in our securities. This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

We may offer and sell the securities directly to or through one or more underwriters, dealers, agents, or directly to purchasers, or through any combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

Our common shares are listed on the NASDAQ Capital Market under the symbol “CHNR.” On November 20, 2019, the closing price of our common shares was $1.69 per share.

The amount of securities that we may sell under this prospectus during any 12-month period is limited by General Instruction I.B.5. of Form F-3 to one-third of the aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates (“Public Float”). The aggregate market value of our Public Float is $24,376.86 (calculated by multiplying the 9,448,397 shares in our Public Float by the $2.58 market price of our common shares on September 13, 2019). During the prior 12 calendar months that ends on, and includes the date of this prospectus, we did not offer any securities pursuant to General Instruction I.B.5.

Investing in our securities involves a high degree of risk. See “Risk Factors” at page 1 of this prospectus and in documents that we file with the Securities and Exchange Commission that are incorporated into this prospectus by reference, and the risks we describe in any accompanying supplement, for factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 20, 2019.

i

RISK FACTORS

Investing in our securities involves risk. Before making an investment decision, you should carefully consider the risks and other information that we include or incorporate by reference into this prospectus and any prospectus supplement. In particular, you should consider the risk factors under the heading “Risk Factors” included in our most recent annual report on Form 20-F, as revised or supplemented by our subsequent filings with the United States Securities and Exchange Commission (“SEC”), which are incorporated by reference into this prospectus. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, or by a prospectus supplement relating to a particular offering of our securities. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also affect our business operations. If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of your investment.

ABOUT THIS PROSPECTUS

In this prospectus, unless the context otherwise requires, “CHNR,” the “Company,” “we,” “us,” and “our” are references to China Natural Resources, Inc. and its consolidated subsidiaries.

This prospectus is part of a registration statement on Form F-3 that we filed with the Commission utilizing a “shelf” registration, or continuous offering, process. Under the shelf registration process, subject to certain limitations depending on the market value of our Public Float, we may issue and sell any combination of the securities described in this prospectus, for cash, in one or more offerings with a maximum offering price of up to $100,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering. A prospectus supplement may include a discussion of risks or other special considerations applicable to us or the securities being offered. A prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any related prospectus supplement, you must rely on the information in the prospectus supplement. Please carefully read both this prospectus and the related prospectus supplement in their entirety together with additional information described under the heading “Where You Can Find More Information” in this prospectus. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or any accompanying prospectus supplement, and we take no responsibility for any other information that others may give you. This prospectus is not an offer to sell, nor is it a solicitation of any offer to buy, the securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of those documents, or that information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

WHERE YOU CAN FIND MORE INFORMATION

We file or furnish annual reports, current reports and other information with the SEC. You may read and copy any reports, statements and other information, as well as the registration statement of which this prospectus forms a part, at the SEC’s public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. You may request copies of these documents by writing to the SEC and paying the required fee for copying. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information filed electronically with the SEC. The address of that site is www.sec.gov.

Each statement made in this prospectus or any prospectus supplement concerning a document filed as an exhibit to the registration statement is qualified in its entirety by reference to that exhibit for a complete description of its provisions.

We make available, free of charge, on or through our web site, copies of our annual reports on Form 20-F, our current reports on Form 6-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) as soon as reasonably practicable after we electronically file them with or furnish them to the SEC. We maintain a web site at www.chnr.net. The information on this website is not and should not be considered part of this prospectus or any prospectus supplement, and is not incorporated by reference herein or therein, other than that information specifically incorporated by reference below.

We are a “foreign private issuer” within the meaning of Rule 3b-4 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Foreign private issuers are not required to provide all of the disclosure required to be included in reports filed under the Exchange Act by companies that are not foreign private issuers. In addition, as a result of an exemption from NASDAQ rules applicable to foreign private issuers, among other things (i) our proxy solicitations are not subject to the disclosure and procedural requirements of Regulation 14A under the Exchange Act, (ii) transactions in our equity securities by our officers and directors are exempt from Section 16 of the Exchange Act, (iii) we are not subject to Regulation FD promulgated by the SEC, (iv) our related party transactions are not negotiated at arms-length and may not receive the type of independent review process that other NASDAQ-listed companies receive, and (v) we have adopted IFRS accounting principles, which are different from accounting principles under U.S. GAAP.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file with or furnish to the SEC following the date of this prospectus will automatically update and supersede this information.

The following documents are hereby incorporated into this prospectus:

•

Our annual report on Form 20-F for the year ended December 31, 2018, as filed with the SEC on April 30, 2019.

•

Our interim financial statements as at June 30, 2019 included in our current report on Form 6-K, as filed with the SEC on October 31, 2019.

•

Our 2019 annual information statement furnished as an exhibit to our current report on Form 6-K, as filed with the SEC on November 7, 2019.

•

The description of our common shares contained in our registration statement on Form 8-A, as filed with the SEC on May 9, 1995, and as most recently amended hereby.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) and prior to the termination of the offering of securities under the registration statement of which this prospectus forms a part. In all cases, you should rely on the later information over different information included in this prospectus or any accompanying prospectus supplement.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. We will provide, free of charge, annual reports on Form 20-F and current reports on Form 6-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Requests for copies should be directed to our principal executive offices at Room 2205, 22/F, West Tower, Shun Tak Centre, 168-200 Connaught Road Central, Sheung Wan, Hong Kong. Our telephone number there is 011-852-2810-7205.

CAUTIONARY STATEMENT ON FORWARD LOOKING INFORMATION

This prospectus contains statements that constitute forward-looking statements within the meaning of Federal securities laws. These statements appear in a number of places throughout this prospectus and include, without limitation, statements regarding the intent, belief and current expectations of the Company, its directors or its officers with respect to our policies regarding investments, dispositions, financings, conflicts of interest and other matters; and trends affecting the Company's financial condition or results of operations. Forward-looking statements are not a guarantee of future performance and involve risks and uncertainties, and actual results may differ materially from those in the forward-looking statement as a result of various factors. Among the risks and uncertainties that could cause our actual results to differ from our forward-looking statements are our intent, belief and current expectations as to business operations and operating results, uncertainties regarding the governmental, economic and political circumstances in the People’s Republic of China, uncertainties associated with metal price volatility; uncertainties related to our ability to fund operations; uncertainties associated with our reliance on third-party contractors, uncertainties related to possible future increases in operating expenses, including costs of labor and materials, and other risks detailed from time to time in our filings with the SEC, including without limitation the information set forth contained or incorporated by reference in this prospectus under the heading “Risk Factors.” With respect to forward-looking statements that include a statement of its underlying assumptions or bases, the Company cautions that, while it believes such assumptions or bases to be reasonable and has formed them in good faith, assumed facts or bases almost always vary from actual results, and the differences between assumed facts or bases and actual results can be material depending on the circumstances. When, in any forward-looking statement, we, or our management, expresses an expectation or belief as to future results, that expectation or belief is expressed in good faith and is believed to have a reasonable basis, but there can be no assurance that the stated expectation or belief will result or be achieved or accomplished.

Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or words of similar meaning. They may also use words such as, “would,” “should,” “could” or “may.” Factors that may cause our actual results to differ materially include the risks described herein. These risks and uncertainties are not the only ones we face. There may be additional risks and uncertainties that are not known to us or that we do not consider to be material at this time. If the events described in these risks occur, our business, financial condition and results of operations could be adversely affected.

PROSPECTUS SUMMARY

Because this is a summary, it does not contain all the information about us that may be important to you. You should read the more detailed information and the financial statements and related notes which are incorporated by reference in this prospectus.

Business Activities

Mineral Exploration

On November 30, 2017, CHNR’s subsidiary Yangpu Shuanghu entered into separate agreements with Feishang Enterprise and Shenzhen Chaopeng Investment Co., Ltd. (“Shenzhen Chaopeng”), each of which is a related party. Pursuant to the agreement with Feishang Enterprise (the “Feishang Enterprise Agreement”), the Company consummated its acquisition of approximately 98.32% of the issued and outstanding capital shares of Bayannaoer Mining. Pursuant to the agreement with Shenzhen Chaopeng (together with the Feishang Enterprise Agreement, the “Acquisition Agreements”), the Company consummated its acquisition of approximately 1.68% of the issued and outstanding capital shares of Bayannaoer Mining. The Acquisition Agreements are identical to each other except as to the name of seller, the amount of consideration and similar information.

The purchase price for all of the issued and outstanding capital shares of Bayannaoer Mining (the “BM Acquired Shares”) was CNY716,900, which is approximately equal to the net asset value of Bayannaoer Mining as of September 30, 2017. The purchase price was paid by delivery to Feishang Enterprise and Shenzhen Chaopeng of Yangpu Shuanghu’s several promissory notes (the “Notes”) in the aggregate principal amount of CNY716,900, payable without interest. The Notes were paid in December 2017.

Bayannaoer Mining holds an exploration permit issued by the Land and Resources Department of Inner Mongolia Autonomous Region covering the Wulatehouqi Moruogu Tong Mine, located in Wulatehouqi, Bayannaoer City, Inner Mongolia (“Moruogu Tong Mine”). Based upon preliminary geologic surveys, it is believed that Moruogu Tong Mine contains minable amounts of lead and silver resources, with the prospect that further surveying and exploration may indicate the presence of other minable ore such as copper.

Pursuant to a mutual cooperation agreement with Bayannaoer Jijincheng Mining Co., Ltd. (“Jijincheng Mining”), an unrelated third party, operating expenses at Moruogu Tong Mine are borne by Jijincheng Mining, in exchange for a percentage interest in resources discovered at Moruogu Tong Mine. During 2019, activities at Moruogu Tong Mine include: measuring the coordinates of 15 drilling holes; measuring portions of sections of the exploration area for radioactivity; the taking of nine additional combination samples; on-site inspection; applying for extension of Bayannaoer Mining’s exploration permit until at least September 2020; green exploratory work in the local area; and the completion of an initial draft of the detailed geographical exploration report for submission to government authorities for review and comment. At this stage of exploratory activities, we cannot predict whether sufficient ore of acceptable quality will be found at Moruogu Tong Mine to warrant further exploration and/or extraction.

Feishang Enterprise and Shenzhen Chaopeng are each beneficially owned by Mr. Li Feilie, the principal beneficial owner of the Company, and members of his family. Mr. Li is also the former Chief Executive Officer and Chairman of the Company and currently serves as an executive officer and director of certain subsidiaries of the Company. Wong Wah On Edward, our Chief Executive Officer, President and Chairman of the Board, and Bonaventure Yue, the Company’s Chief Financial Officer and a Director, are each also executive officers of Feishang Enterprise and/or certain of its affiliates.

Copper Ore Trading

During the second quarter of 2019, Bayannaoer Mining identified opportunities to trade copper ore in the PRC. Copper ore trading involves:

•

The purchase and sale of copper ore to fill a customer order. In this case, upon receipt of a customer’s request, Bayannaoer Mining personnel will search for the most competitive supplier and place a purchase order against the request of our customer. Our risk is primarily limited to failure to perform on the part of our customer.

•

The purchase of copper ore for our own account, for resale. In this case, the opportunity may arise for us to purchase copper ore at prices we deem attractive; and we may purchase the copper ore for our own account, for resale. We assume the risk of changes in the market price of the copper ore while we hold it in inventory.

We may purchase copper ore from one of several local suppliers who deliver the ore to a warehouse facility located in Bayannaoer City, Inner Mongolia, which we rent on an as-needed basis. Copper ore trading is currently being conducted on a small scale, as and when opportunities arise. We are currently targeting only local customers, i.e., Bayannaoer City and surrounding areas. Buying and selling copper ore is permitted by the business license held by Bayannaoer Mining and there are no additional regulations limiting its copper ore trading activities.

Copper (chemical element symbol Cu) is a ductile metal with excellent electricity conductivity and is rather supple in its pure state and has a pinkish luster. Copper was one of the first metals used by man. It is now primarily used as a heat conductor, an electrical conductor, a building material, and a constituent of various metal alloys. Copper alloys have excellent mechanical properties and low resistivity, among which bronze and brass are the most important. Copper is also a durable metal that can be recycled many times without losing its mechanical properties. Copper’s properties of high electrical and thermal conductivity, together with good workability, allow it to be used in a wide range of applications, of which wire and cable and other electrical uses are by far the most prevalent. The primary uses of copper are in electrical and electronic products, the building and construction industry and, to a lesser extent, industrial machinery and equipment, consumer and general products and transportation.

Copper is an internationally traded commodity, the price of which is effectively established on commodity markets throughout the world. The price of copper is closely related to economic cycles and largely determined by demand and supply. China has relatively small copper reserves but is the largest copper consuming country, so it has been reliant on copper imports. Although Inner Mongolia is rich in natural resources including some copper reserves, supply is not abundant.

Buying and selling copper ore is being conducted by Bayannaoer Mining under the supervision of Mr. Yu Jun, its general manager. We anticipate that Mr. Yu’s local knowledge and business contacts will be a valuable component of the growth and success of Bayannaoer Mining’s copper ore trading. Mr. Yu became the general manager of Bayannaoer Mining in January 2015; and served as its finance manager and chief finance officer since 2005.

We have only recently commenced buying and selling copper ore and there is no assurance that we will be able to do so on a profitable basis. In addition to the risks generally associated with the start-up of a new business opportunity, buying and selling copper ore will subject us to specific risks including but not limited to:

•

Limitations based on the availability of capital and attractive opportunities to purchase copper ore.

•

We are not a party to any supply agreements with copper ore suppliers and we may not be able to purchase copper ore at advantageous prices or at all.

•

Our opportunistic purchase of copper ore for our own account subjects us to the risk of declines in the market price of copper ore that we hold for resale.

•

We will compete for customers for copper ore with third parties, some of whom may have greater financial and human resources and more widespread reputations in the local community.

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Other risks identified from time-to-time in our filings with the SEC.

Share Information

Our common shares are listed on the NASDAQ Capital Market under the symbol “CHNR.” A description of the securities we are authorized to issue is contained elsewhere in this prospectus.

Exchange Rates

The Company’s reporting currency is Renminbi. Translations of amounts from Renminbi to U.S. Dollars are for the convenience of the reader. The following table provides information concerning the exchange rate of Renminbi for U.S. Dollars for each of the preceding five years, and for each month during the preceding six months. The rates of exchange for 2014 are the rates quoted by Bloomberg L.P. The rates of exchange for 2015 are the rates quoted by www.oanda.com. The rates of exchange for 2016 to 2018 and the preceding six months are the rates quoted by www.ofx.com. The Renminbi is not freely convertible into foreign currencies and the quotation of exchange rates does not imply convertibility of Renminbi into U.S. Dollars or other currencies. All foreign exchange transactions take place either through the Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rates quoted by the People's Bank of China, the PRC’s central bank. No representation is made that the Renminbi or U.S. Dollar amounts referred to herein could have been or could be converted into U.S. Dollars or Renminbi, as the case may be, at the CNY Exchange Rate or at all.

The exchange rate on October 31, 2019 was US$1.00 = CNY7.0387.

The following table reflects the high and low exchange rates for each month during the previous six months:

MONTH	May-19	Jun-19	Jul-19	Aug-19	Sep-19	Oct-19

High	6.9186	6.9310	6.8936	7.1654	7.1791	7.1485
Low	6.7346	6.8519	6.8517	6.8987	7.0673	7.0387

The following table reflects the average exchange rate for each of the preceding five years, calculated by using the average of the exchange rates on the last day of each month during the period:

YEAR	2014	2015	2016	2017	2018

High	6.2598	6.4917	6.9597	6.9610	6.9758
Low	6.0406	6.0933	6.4490	6.4642	6.2637
Average for period	6.1711	6.2436	6.6551	6.7404	6.6363

INFORMATION ABOUT THE OFFERING

The Offer and Listing; Offer Statistics and Expected Timetable

The securities we may offer pursuant are described elsewhere in this prospectus. We may offer the securities described in this prospectus at an aggregate initial offering price not to exceed $100,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering. A prospectus supplement will provide applicable disclosure about the specific details of any offering of securities including such matters as pricing, terms of the offering, restrictions on transferability of the securities, subscription rights, pre-emptive rights, the engagement of underwriters and the plan of distributing the securities. A prospectus supplement may also include a discussion of risks or other special considerations applicable to us or the securities being offered; and may also add, update or change information contained in this prospectus.

If there is any inconsistency between the information in this prospectus and any related prospectus supplement, you must rely on the information in the prospectus supplement. Please carefully read both this prospectus and the related prospectus supplement in their entirety together with additional information described under the heading “Where You Can Find More Information” in this prospectus. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement. It is anticipated that the securities covered by this prospectus may be offered for a period of not longer than three years from the date of this prospectus.

The amount of securities that we may sell under this prospectus during any 12-month period is limited by General Instruction I.B.5. of Form F-3 to one-third of the aggregate market value of our Public Float. The aggregate market value of our Public Float is $24,376.86 (calculated by multiplying the 9,448,397 shares in our Public Float by the $2.58 market price of our common shares on September 13, 2019). During the prior 12 calendar months that ends on and includes the date of this prospectus, we did not offer any securities pursuant to General Instruction I.B.5. This limitation will only apply until such time, if any, as our Public Float exceeds $75,000,000.

Capitalization and Indebtedness

The following table sets forth as of June 30, 2019, our capitalization and indebtedness on an actual basis:

	As of June 30, 2019 (in thousands, except share and per share data)
	CNY	US$
CURRENT LIABILITIES:
Due to related company	4,747	691
Due to the Shareholder	6,977	1,016
Lease liabilities	1,265	184
Sub-total	12,989	1,891

NON-CURRENT LIABILITIES:
Lease liabilities	37	5
Sub-total	37	5
Total Debt	13,026	1,896

EQUITY:
Issued capital	312,081	45,448
Other capital reserves	692,518	100,850
Accumulated losses	(1,025,583)	(149,353)
Other comprehensive losses	(3,791)	(552)
Total Equity	(24,775)	(3,607)

For the convenience of the reader, amounts in Renminbi (“CNY”) have been translated into United States dollars (“US$”) at the applicable rate of US$1.00 = CNY6.8668 as quoted by www.ofx.com as of June 30, 2019. No representation is made that the CNY amounts could have been, or could be, converted into US$ at that rate, or at all.

Reasons for the Offer and Use of Proceeds

Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds from the sale of the securities offered hereby will be used for general corporate purposes. We have not allocated any portion of the net proceeds for any particular use at this time. The net proceeds may be invested temporarily until they are used for their stated purpose. Specific information concerning the use of proceeds from the sale of any securities will be included in the prospectus supplement relating to such securities.

Interests of Experts and Counsel

No named expert of or counselor to us was employed on a contingent basis, or, to our knowledge, owns an amount of our shares (or those of our subsidiaries) which is material to that person, or has a material, direct or indirect economic interest in us or that depends on the success of the offering.

Offer and Listing Details; Markets

The principal United States market for our common shares, our only class of outstanding equity securities, is the NASDAQ Capital Market. Our common shares have been listed on the NASDAQ Capital Market since November 22, 2004, under the symbol “CHNR.” From August 7, 1995 until November 22, 2004, our common stock was listed on the NASDAQ Small Cap market under the symbol “CHRB.” We are not aware of any principal market for any of our securities outside of the United States.

Plan of Distribution

A discussion of the Plan of Distribution is included elsewhere in this prospectus under the heading “Plan of Distribution.” Additional information relating to the plan of distribution covering a specific offering may be contained in the applicable prospectus supplement.

Selling Security Holders

This prospectus does not cover the resale of securities by selling security holders.

Dilution

The specific transaction or terms upon which shares covered by this prospectus may be issued is not known at this time. Each time we sell securities covered by this prospectus, we will provide a prospectus supplement that will contain certain specific information about the terms of that issuance. In the event that there is substantial disparity between the public offering price of the securities to be issued and the effective cost to directors or senior management or affiliated persons, of equity securities acquired by them during the last five years, or which they have the right to acquire, a comparison of the public contribution in the proposed public offering and the effective cash contributions of such persons, as well as the amount and percentage of immediate dilution resulting from the offering, will be contained in the prospectus supplement.

Expenses of the Issue

The following table sets forth the estimated costs and expenses payable by us in connection with the registration of the securities being registered hereunder. All of the amounts shown are estimates, except for the SEC Filing Fee.

Description	Amount

SEC Filing Fee	$12,120.00
Legal Fees and Expenses	23,000.00
Accounting Fees and Expenses	4,000.00
Printing and Filing Expenses	1,000.00
Transfer Agent and Registrar	1,000.00
Miscellaneous	3,880.00
TOTAL	$45,000.00

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus summarize the material terms and provisions of the various types of securities that we may offer. The particular terms of the securities offered by any prospectus supplement will be described in that prospectus supplement. If indicated in a prospectus supplement, the terms of the securities may differ from the terms summarized below. The applicable prospectus supplement will also contain information, where applicable, about material U.S. federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings:

•	common shares;
•	preferred shares;
•	debt securities;
•	warrants; or
•	units.

If we issue securities at a discount from their original stated principal or liquidation amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the securities as the total original principal or liquidation amount of the securities.

This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF SHARE CAPITAL

The following is a summary of the terms of our common shares and preferred shares that we may issue from time to time pursuant to this prospectus. We may also create new classes or series of preferred shares that may be issued pursuant to this prospectus. Common shares and preferred shares may be offered independently, with each other or together with other securities. When we offer common shares or preferred shares in the future, a prospectus supplement will explain the terms of any common shares and/or preferred shares to be issued.

The summary descriptions in this prospectus and any summary descriptions in the applicable prospectus supplement do not purport to be complete descriptions of the terms and conditions of any class or series of preferred shares and are qualified in their entirety by reference to the designations, powers, preferences and rights, qualifications, limitations and restrictions which are fixed by our directors at the time of issuing the relevant preferred shares or class or series of preferred shares, pursuant to which each such class or series was created and issued, as set out or described or otherwise approved by resolutions of our board of directors, and any other documents referenced in such board resolutions, including any certificates of designation. We urge you to read the applicable description of the terms of any such preferred shares, which have been or will be filed with or furnished to the SEC on or before the time of any sale of preferred shares, because they, and not this description, will define the rights of holders of such securities

General

We are currently authorized to issue up to 210,000,000 shares consisting of (a) 200,000,000 common shares, without par value, and (b) 10,000,000 preferred shares, without par value. As of the date of this prospectus, there were 24,910,916 common shares issued and outstanding, and no preferred shares issued or outstanding.

Common Shares

Subject to the dividend rights of preferred security holders, holders of common shares participate in dividends on a proportionate basis, as may be declared by the board of directors. Upon liquidation, dissolution or winding up of the Company, after payment to creditors and holders of our outstanding preferred shares, if any, our remaining assets, if any, will be divided proportionately on a per share basis among the holders of our common shares.

Each common share has one vote. Holders of our shares do not have cumulative voting rights. This means that the holders of a majority of the votes which are cast at any shareholders meeting can pass a resolution of members, including a resolution to appoint directors. In that event, the holders of the remaining shares will not be able to appoint any directors. Our Amended and Restated Memorandum and Articles of Association provides that, except in limited circumstances, shareholders (also referred to as “members”) entitled to exercise at least fifty (50) percent of the voting rights of the shares of each class or series of shares entitled to vote as a class or series thereon, and the same proportion of the votes of the remaining shares entitled to vote thereon, constitutes a quorum to transact business at a meeting of members. Our common shares have no preemptive, subscription or conversion rights.

Shares may be issued on the terms that they are redeemable or, at the option of the Company, liable to be redeemed, on such terms and in such manner as the directors before or at the time of the issue of such shares may determine. The Company may purchase, redeem or acquire its own shares for such consideration as may be determined by the directors, subject to the written consent of all the members whose shares are to be purchased, redeemed or otherwise acquired, and such shares may, at the direction of the directors, be cancelled or held as treasury shares; provided, however, that the Company may not purchase, redeem or acquire its shares unless, immediately following the purchase, redemption or acquisition (a) the value of the Company’s assets exceeds its liabilities and (b) the Company is able to pay its debts as they become due.

Preferred Shares

Our Amended and Restated Memorandum and Articles of Association provides that preferred shares shall carry such designations, powers, preferences and rights, qualifications, limitations and restrictions as shall be fixed by our board of directors at the time of issuing the relevant preferred shares or class or series of preferred shares, as the case may be. In the event that our board of directors so designates preferred shares for issuance, we may issue any such preferred shares that are properly authorized in transactions covered by this prospectus. A description of the terms of any such preferred shares and the transaction in which the preferred shares are to be issued will be included in a prospectus supplement delivered at the time of the applicable transaction.

In connection with our change in domicile to the British Virgin Islands in December 2004, the board of directors designated and issued, and thereafter, exchanged (for 320,000 common shares) and retired, 320,000 of the Company’s Series B preferred shares. No other preferred shares have been designated or issued by the Company and, on September 19, 2019, the board of directors adopted a resolution cancelling the designation of the Series B preferred shares, and restoring such shares to the status of authorized but unissued preferred shares.

Warrants

We have, from time-to-time in the past, issued warrants in connection with our acquisitions and our equity financing activities. As of the date of this prospectus there are no outstanding warrants to purchase common shares or any other security.

2014 Equity Compensation Plan (the “Plan”)

The Plan is administered by the board of directors or a committee designated by the board (the “Plan Committee”). The Plan allows the Plan Committee to grant various incentive equity awards not limited to stock options. The Company has reserved a number of common shares equal to 20% of the issued and outstanding common shares of the Company, from time-to-time, for issuance pursuant to options granted (“Plan Options”) or for restricted stock awarded (“Stock Grants”) under the Plan. Stock Appreciation Rights may be granted as a means of allowing participants to pay the exercise price of Plan Options. Stock Grants may be made upon such terms and conditions as the Committee determines. Stock Grants may include deferred stock awards under which receipt of Stock Grants is deferred, with vesting to occur upon such terms and conditions as the Committee determines.

The Committee will determine, from time to time, those of our officers, directors, employees and consultants to whom Stock Grants and Plan Options will be granted, the terms and provisions of the respective Stock Grants and Plan Options, the dates such Plan Options will become exercisable, the number of shares subject to each Plan Option, the purchase price of such shares and the form of payment of such purchase price. Plan Options and Stock Grants will be awarded based upon the fair market value of our common shares at the time of the award. All questions relating to the administration of the Plan, and the interpretation of the provisions thereof are to be resolved at the sole discretion of the Committee.

No awards have yet been made under the Plan. The Plan terminates on June 19, 2024.

Transfer Agent

The transfer agent for our common shares is Pacific Stock Transfer Company, 6725 Via Austi Parkway, Suite 300, Las Vegas NV 89119.

DESCRIPTION OF DEBT SECURITIES

The following description is a general summary of the terms of the debt securities we may issue from time to time pursuant to this prospectus. When we offer debt securities in the future, a prospectus supplement will explain the particular terms of the securities and the extent to which these general provisions may apply. If any particular terms of a debt security described in the applicable prospectus supplement differ from any of the terms described in this prospectus, then the terms described in this prospectus will be deemed superseded by the terms set forth in that prospectus supplement.

As required by Federal law for all bonds and notes of companies that are publicly offered, any debt securities we issue will be governed by a document called an “indenture.” An indenture is a contract between us and a financial institution acting as trustee on behalf of the holders of the debt securities, and is subject to and governed by the Trust Indenture Act of 1939, as amended. The trustee has two main roles. First, the trustee can enforce holders’ rights against us if we default. There are some limitations on the extent to which the trustee acts on holders’ behalf, described in the second paragraph under “Description of Debt Securities—Events of Default.” Second, the trustee performs certain administrative duties, such as sending interest and principal payments to holders.

The summary descriptions in this prospectus and any summary descriptions in the applicable prospectus supplement do not purport to be complete descriptions of the terms and conditions of each debt security and are qualified in their entirety by reference to the related indenture and any other documents referenced in such summary descriptions and from which such summary descriptions are derived. The summary descriptions of the indenture contained in this prospectus are derived from a form of indenture included as an exhibit to the registration statement of which this prospectus forms a part. The form of indenture will likely vary from the indenture we actually enter into. We urge you to read the applicable indenture, which will be filed with or furnished to the SEC at the time of any offering of debt securities, because it, and not this description, will define the rights of holders of such debt securities.

If any debt securities we issue are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will so indicate.

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);
•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;
•	any limit on the aggregate principal amount of the debt securities;
•	the date or dates on which principal will be payable;
•

the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•

the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;
•

any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which debt securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•

the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;
•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;
•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•

the currency of denomination of the debt securities, which may be United States dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;
•

if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•

the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;
•

the provisions, if any, relating to conversion or exchange of any securities of such series, including, if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

•

any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;
•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities; and
•

any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of, or in exchange for, other securities described in this prospectus. Debt securities may be senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series. The debt securities may be secured or unsecured obligations. Unless the prospectus supplement states otherwise, principal, interest and premium, if any, will be paid by us in immediately available funds.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide the debt holder with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide the debt holder with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

The indenture may provide that any debt securities proposed to be sold pursuant to this prospectus and the applicable prospectus supplement relating to such debt securities (“offered debt securities”) and any debt securities issuable upon conversion or exchange of other offered securities (“underlying debt securities”) may be issued under the indenture in one or more series.

For purposes of this prospectus, any reference to the payment of principal of, or interest or premium, if any, on debt securities will include additional amounts if required by the terms of the debt securities.

Debt securities issued under an indenture, when a single trustee is acting for all debt securities issued under the indenture, are called the “indenture securities.” The indenture may also provide that there may be more than one trustee thereunder, each with respect to one or more different series of securities issued thereunder. At a time when two or more trustees are acting under an indenture, each with respect to only certain series, the term “indenture securities” means the one or more series of debt securities with respect to which each respective trustee is acting. In the event that there is more than one trustee under an indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of indenture securities for which it is trustee. If two or more trustees are acting under an indenture, then the indenture securities for which each trustee is acting would be treated as if issued under separate indentures.

We have the ability to issue indenture securities with terms different from those of indenture securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of indenture securities and issue additional indenture securities of that series unless the reopening was restricted when that series was created.

Conversion and Exchange

If any debt securities are convertible into or exchangeable for other securities, the related prospectus supplement will explain the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio (or the calculation method), the conversion or exchange period (or how the period will be determined), if conversion or exchange will be mandatory or at the option of the holder or us, provisions for adjusting the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of the underlying debt securities. These terms may also include provisions under which the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange would be calculated according to the market price of the other securities as of a time stated in the prospectus supplement.

Payment and Paying Agents

We will pay interest to the person listed in the applicable trustee’s records as the owner of the debt security at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That day, often approximately two weeks in advance of the interest due date, is called the “record date.” Because we will pay all the interest for an interest period to the holders on the record date, holders buying and selling debt securities must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called “accrued interest.”

Transfer

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. The registered debt holder may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. The registered debt holder may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

No Protection In the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:

•

we are the surviving corporation or the successor person (if other than us) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

•	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.

Events of Default

Holders of debt securities of any series will have rights if an Event of Default occurs in respect of the debt securities of such series and is not cured, as described later in this subsection. The term “Event of Default” in respect of the debt securities of any series means any of the following:

•

default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any debt security of that series at its maturity;
•	default in the deposit of any sinking fund payment, when and as due;
•

default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 90 days after we receive written notice from the trustee or the Company and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of the Company; and
•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in exercising such right of power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and
•

the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity or security, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a Default or Event of Default occurs and is continuing with respect to the debt securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each securityholder of the debt securities of that series notice of a Default or Event of Default within 90 days after it occurs. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Modification or Waiver

We and the trustee may modify and amend the indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to cure any ambiguity, defect or inconsistency;
•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets;”
•	to provide for uncertificated securities in addition to or in place of certificated securities;
•	to make any change that does not adversely affect the rights of any holder of debt securities;
•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•

to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;
•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;
•

reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;
•

waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;
•

make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•

we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

•

depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•

delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States Federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Trustee

We intend to name the indenture trustee for each series of indenture securities in the related prospectus supplement.

Certain Considerations Relating to Foreign Currencies

Debt securities denominated or payable in foreign currencies may entail significant risks. These risks include the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending upon the currency or currencies involved and will be more fully described in the applicable prospectus supplement.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the jurisdiction identified in the indenture and debt securities at the time of the transaction in which they are issued.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our common shares, our preferred shares or debt securities. The following description is a general summary of the terms of the warrants we may issue from time to time pursuant to this prospectus. When we offer warrants in the future, a prospectus supplement will explain the particular terms of the securities and the extent to which these general provisions may apply. If any particular terms of a warrant described in the applicable prospectus supplement differ from any of the terms described in this prospectus, then the terms described in this prospectus will be deemed superseded by the terms set forth in that prospectus supplement.

Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The summary descriptions in this prospectus and any summary descriptions in the applicable prospectus supplement do not purport to be complete descriptions of the terms and conditions of each warrant and are qualified in their entirety by reference to the related warrant agreement, warrant certificate and any other documents referenced in such summary descriptions and from which such summary descriptions are derived. We urge you to read the applicable warrant agreement and related warrant certificate, which will be filed with the SEC at the time of any offering of warrants, because they, and not this description, will define the rights of holders of such warrants.

If any warrants we issue are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will so indicate.

Stock Warrants

The prospectus supplement relating to a particular issue of warrants to issue shares of our common shares or our preferred shares will describe the terms of the common share warrants and preferred share warrants, including the following:

•	the title of the warrants;
•	the offering price for the warrants, if any;
•	the aggregate number of the warrants;
•	the designation and terms of the common shares or preferred shares that may be purchased upon exercise of the warrants;
•	the terms for changes or adjustments to the exercise price of the warrants;
•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;
•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;
•	the number of common shares or preferred shares that may be purchased upon exercise of a warrant and the price at which the shares may be purchased upon exercise;
•	the dates on which the right to exercise the warrants commence and expire;
•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
•	the currency or currency units in which the offering price, if any, and the exercise price are payable;
•	if applicable, a discussion of material United States Federal income tax considerations;
•	anti-dilution provisions of the warrants, if any;
•	redemption or call provisions, if any, applicable to the warrants;
•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and
•	any other information we think is important about the warrants.

The exercise price payable and the number of common shares or preferred shares purchasable upon the exercise of each equity warrant will be subject to adjustment in certain events, including the issuance of a share dividend to holders of common shares or preferred shares or a combination, subdivision or reclassification of common shares or preferred shares. In lieu of adjusting the number of common shares or preferred shares purchasable upon exercise of each equity warrant, we may elect to adjust the number of equity warrants. No adjustments in the number of shares purchasable upon exercise of the equity warrants will be required until cumulative adjustments require an adjustment of at least 1% thereof. We may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of equity warrants, but we will pay the cash value of any fractional shares otherwise issuable or, alternatively, round up fractional shares to the nearest whole share. Notwithstanding the foregoing, in case of any consolidation, merger, or sale or conveyance of our property in its entirety or substantially in its entirety, the holder of each outstanding equity warrant shall have the right to the kind and amount of shares and other securities and property, including cash, receivable by a holder of the number of common shares or preferred shares into which the equity warrant was exercisable immediately prior to such transaction.

Debt Warrants

The prospectus supplement relating to a particular issue of warrants to issue debt securities will describe the terms of those warrants, including the following:

•	the title of the warrants;
•	the offering price for the warrants, if any;
•	the aggregate number of the warrants;
•	the designation and terms of the debt securities purchasable upon exercise of the warrants;
•	the terms for changes or adjustments to the exercise price of the warrants;
•	if applicable, the designation and terms of the debt securities that the warrants are issued with and the number of warrants issued with each debt security;
•	if applicable, the date from and after which the warrants and any debt securities issued with them will be separately transferable;
•	the principal amount of debt securities that may be purchased upon exercise of a warrant and the price at which the debt securities may be purchased upon exercise;
•	the dates on which the right to exercise the warrants will commence and expire;
•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
•	whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;
•	information relating to book-entry procedures, if any;
•	the currency or currency units in which the offering price, if any, and the exercise price are payable;
•	if applicable, a discussion of material United States federal income tax considerations;
•	anti-dilution provisions of the warrants, if any;
•	redemption or call provisions, if any, applicable to the warrants;
•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and
•	any other information we think is important about the warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash such principal amount of securities or shares at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants offered thereby. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Until a holder exercises the warrants to purchase our common shares, preferred shares or debt securities, the holder will not have any rights as a holder of our common shares, preferred shares or debt securities, as the case may be, by virtue of ownership of warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent; and if we do so, each unit agent will be a bank or trust company that we select and we will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement that we may authorize to be provided to you related to the series of units being offered, as well as the complete version of any unit agreement containing the terms of the units that we may enter into. Specific unit agreements, if any, will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus that we enter into.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;
•	identification and description of the separate constituent securities comprising the units;
•	the price or prices at which the units will be issued;
•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
•	a discussion of certain United States Federal income tax considerations applicable to the units; and
•	any other terms of the units and their constituent securities.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

We, and any unit agent and any of their agents, may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus from time to time in one or more offerings. Registration of the securities does not mean, however, that those securities will necessarily be offered or sold.

We may sell the securities separately or together:

•	through one or more underwriters or dealers in a public offering and sale by them;
•	directly to investors, including our affiliates and shareholders, or in a rights offering;
•	through agents; or
•	through any combination of any of these methods of sale.

We may sell the securities from time to time:

•	in one or more transactions at a fixed price or prices, which may be changed from time to time;
•	at market prices prevailing at the times of sale;
•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a sales agent or market maker or into an existing trading market, on an exchange or otherwise;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.

Each time we sell securities covered by this prospectus, we will describe the method of distribution of the securities and the terms of the offering in the prospectus supplement. Any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act, and we may also sell securities through a rights offering, forward contracts or similar arrangements. In any distribution of subscription rights to shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell unsubscribed securities to third parties.

If underwriters are used in the sale of any securities, the securities may be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may designate agents to sell the securities. Unless otherwise specified in connection with any particular sale of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents in connection with the sale of securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement will identify any such underwriter, dealer or agent and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Any common shares sold pursuant to a prospectus supplement will be listed for trading on The Nasdaq Capital Market.

Any underwriter may engage in over-allotment transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities. A description of these activities, if any, will be contained in the applicable prospectus supplement.

Underwriters, broker-dealers or agents who may become involved in the sale of the common shares may engage in transactions with and perform other services for us in the ordinary course of their business for which they receive compensation.

OUR CHARTER AND CERTAIN PROVISIONS OF BVI LAW

Charter

Our charter documents consist of our Amended and Restated Memorandum of Association (“Memorandum”) and our Amended and Restated Articles of Association (“Articles”, and together with the Memorandum, our “Memorandum and Articles”).

The following is a summary of some of the key provisions of our Memorandum and Articles. This summary does not purport to be complete and does not address all of the provisions of our Memorandum and Articles. Our Memorandum and Articles are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part and readers are urged to review these documents in their entirety for a complete understanding of the provisions of our charter documents.

Memorandum

Corporate Powers

We have been registered in the BVI since December 14, 1993, with company number 102930. Clause 46 of our Memorandum of Association provides that the objects for which we are established are unrestricted and we shall have full power and authority to carry out any object which is not prohibited by any laws in force in the BVI.

Authorized Shares

We are authorized to issue a maximum of 210 million shares of no par value, of which, 200 million shall be common shares and 10 million shall be preferred shares. The directors of the Company or our shareholders may increase or decrease the maximum number of authorized shares by amending the Memorandum as provided by law.

Each common share is entitled to one vote on each matter submitted to a vote of shareholders. Common shares may be redeemed by the Company for fair value. Common shares shall be entitled to receive such dividends and distributions as may be authorized by the directors. Subject to the rights of holders of other classes of shares, the directors may declare and pay dividends on the common shares. Holders of common shares shall be entitled to share in the assets of the Company available for distribution upon liquidation. Preferred shares shall carry such designations, powers, preferences and rights, qualifications, limitations and restrictions as may be determined by the directors at the time of issuance.

In connection with our change in domicile to the British Virgin Islands in December 2004, the board of directors designated and issued, and thereafter, exchanged (for 320,000 common shares) and retired, 320,000 of the Company’s Series B preferred shares. No other preferred shares have been designated or issued by the Company and, on September 19, 2019, the board of directors adopted a resolution cancelling the designation of the Series B preferred shares, and restoring such shares to the status of authorized but unissued preferred shares.

Amendments to Memorandum and Articles

Subject to the laws of the BVI and certain limited exceptions contained in the Memorandum, the Memorandum and Articles may each be amended by a resolution of members or by a resolution of the directors.

Articles

Issuance of Shares

The unissued shares of the Company may be issued at the discretion of the directors, who may determine whether to issue shares, grant options over or otherwise dispose of them, at such times and for such consideration (which may not be less than par value (if any) of the shares) as the directors determine. Consideration may take any form acceptable to the directors, including money, promissory note, service rendered or services to be rendered; provided that in the case of consideration other than money, the directors must adopt a resolution stating (a) the amount to be credited for issuance of the shares, (b) a reasonable determination of the present cash value of the non-monetary consideration and (c) that, in their opinion, the present cash value of the non-monetary consideration is not less the amount to be credited for the share issuance.

Redemption of Shares

Shares may be issued on the terms that they are redeemable or, at the option of the Company, liable to be redeemed, on such terms and in such manner as the directors before or at the time of the issue of such shares may determine.

The Company may purchase, redeem or acquire its own shares for such consideration as may be determined by the directors, subject to the written consent of all the members whose shares are to be purchased, redeemed or otherwise acquired, and such shares may, at the direction of the directors, be cancelled or held as treasury shares; provided, however, that the Company may not purchase, redeem or acquire its shares unless, immediately following the purchase, redemption or acquisition (a) the value of the Company’s assets exceeds its liabilities and (b) the Company is able to pay its debts as they become due.

Meetings of Shareholders

The directors may convene meetings of our shareholders at such times and in such manner and places as the directors consider necessary or desirable. In addition, the directors are required to convene a meeting of our shareholders upon the written request of shareholders holding thirty (30) percent or more of the voting rights in respect of the matter for which the meeting is requested. At least seven days’ notice of the meeting is required to be given to the shareholders whose names appear on the share register. One or more shareholders entitled to exercise at least fifty (50) percent of the voting rights of the shares of each class or series of shares entitled to vote as a class or series thereon, and the same proportion of the votes of the remaining shares entitled to vote thereon, must be present at a meeting of shareholders, in person or by proxy, in order to constitute a quorum and the affirmative vote of a simple majority of those present and entitled to vote shall be required in order to approve and pass a resolution of shareholders. However, in the event a meeting of shareholders is adjourned due to the absence of a quorum, at the adjourned meeting the quorum requirement shall be reduced to one-third of the votes of shares or each class or series of shares entitled to vote on the resolutions to be considered by the meeting. Our Memorandum and Articles provide that any action that may be taken at a meeting of shareholders may be taken without a meeting if the action is approved by a resolution consented to in writing by shareholders, by an absolute majority of the votes of shares entitled to vote thereon, without the need for any notice.

Directors

Our Articles provides that our board of directors shall consist of not less than three nor more than 25 directors; and directors, solely for purposes of determining the term for which they will serve, are classified as Class I, Class II and Class III directors, with approximately one-third of the total number of directors being allocated to each Class. Each director is to hold office for a three-year term expiring at the annual meeting of shareholders held in the third year after his or her appointment. Directors may be removed by the shareholders by a resolution of shareholders, with or without cause, and by the directors by a resolution of directors, only with cause.

The business of the Company shall be managed by the directors, who may exercise all such powers of the Company as are necessary for managing and for directing and supervising, the business and affairs of the Company as are not required to be exercised by the members.

With the prior or subsequent approval by a resolution of shareholders, the directors may, by a resolution of directors, fix the emoluments of directors with respect to services to be rendered in any capacity to the Company. At the annual meeting of shareholders held in 2008, the shareholders adopted resolutions providing that (a) all emoluments to directors previously fixed by the board of directors are approved and ratified and (b) the board of directors is empowered and authorized to fix all future emoluments to directors, for their services in all capacities to the Company, without further approval or ratification by shareholders.

The directors may, by a resolution of directors, exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking and property or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or any third party. There is no age limit requirement for retirement or non-retirement of directors. A director shall not require a share qualification. Directors may be natural persons who have attained the age of 18 years and are not undischarged bankrupts; or companies, in which event the company may designate a person as its representative as director.

A director may, from time to time, appoint (and revoke the appointment of) another director or another person who is not a director, but who is not disqualified from serving as a director, to be his or her alternate to exercise his or her powers and to carry out his or her responsibilities as a director. In addition, in the event of resignation, a director may appoint his or her successor.

Directors are not disqualified from entering into contracts with the Company, and no such contract shall be void or require the interested director to account for any profit under any such contract, provided that the fact of the director’s interest in the transaction is disclosed to the board. A director who is interested in a contract with the Company may, nevertheless, attend meetings of the board at which the interested transaction is discussed and/or approved, be counted towards a quorum at any such meeting and vote in respect of such transaction.

At least one-half of the total number of directors (with a minimum of two) must be present for a duly constituted meeting. Resolutions of directors shall require the affirmative vote of a simple majority of the directors present in person or by alternate at a duly convened and constituted meeting of directors and entitled to vote on the resolution. Directors may pass resolutions of directors in writing in lieu of meeting provided that such written resolution is consented to in writing by all of the directors. Subject to certain limitations set forth in the Articles, directors may appoint committees and agents. Directors do not have the authority to appoint new auditors – such appointment must be made by the shareholders.

Indemnification

The Company shall indemnify every officer and director of the Company against any liability, action, proceeding, claim, demand, costs, damages or expenses incurred as a result of any act or failure to act in carrying out their functions, except those incurred by reason of their own actual fraud or willful default. No indemnified person shall be liable to the Company for any loss or damage except due to the actual fraud or willful default of the indemnified person. Actual fraud or willful default may only be found to exist by a court of competent jurisdiction. The Company must advance reasonable attorney’s fees and other expenses to an indemnified person provided that the indemnified person executes an agreement to reimburse the Company if a court of competent jurisdiction determines that indemnification was not available under the circumstances.

Dividends and Distribution

The directors may authorize the payment of dividends or other distributions to shareholders, if the directors are satisfied, on reasonable grounds that, immediately after the dividend or other distribution (a) the value of the Company’s assets will exceed its liabilities and (b) the Company will be able to pay its debts as they fall due. Distributions, including dividends, may be declared and paid in cash, or in specie, in shares or other assets.

Restrictions on Rights to Own Securities

There are no limitations on the rights to own our securities.

Change in Control Provisions

There are no provisions of our Memorandum and Articles that would have an effect of delaying, deferring or preventing a change in our control and that would operate only with respect to a merger, acquisition or corporate restructuring involving us. However, the ability of the board of directors to amend our Memorandum and Articles without shareholder approval, as well as to designate the rights and preferences of preferred shares, could operate to delay, defer or prevent a change in control of the Company, including with resect to a merger, acquisition or corporate restructuring.

Disclosure of Share Ownership

There are no provisions of our Memorandum and Articles governing the ownership threshold above which shareholder ownership must be disclosed.

Changes in Capital

Requirements to effect changes in capital are not more stringent than is required by law.

Arbitration

Our Articles provide that any differences between us and our shareholders or their executors, administrators or assigns relating to the intent, construction, incidences or consequences of our Articles or the BVI Business Companies Act (as amended), including any breach or alleged breach of our Articles or the BVI Business Companies Act (as amended), or relating to our affairs, shall be resolved by arbitration before two arbitrators (unless the parties agree to arbitrate before one arbitrator), who shall jointly appoint an umpire.

Key Differences in Corporate Laws

The applicable provisions of BVI corporate law differ from corporate laws generally applicable in the United States in certain material respects. Set forth below is a summary of certain differences between the provisions of BVI law applicable to us and corporate laws generally in effect in the United States. Moreover, corporate laws among the various states in the United States may be different from each other and, therefore, BVI law may be similar to certain state corporate laws but different from others. This summary is not intended to be a complete discussion of these differences and is qualified in its entirety by reference to the actual laws in effect under U.S. and BVI laws.

Fiduciary Duties and Shareholder Litigation: Under the laws of most jurisdictions in the United States, majority and controlling shareholders generally have certain fiduciary responsibilities to the minority shareholders. Shareholder action must be taken in good faith and actions by controlling shareholders which are obviously unreasonable may be declared null and void. BVI law protecting the interests of minority shareholders may not be as protective in all circumstances as the law protecting minority shareholders under most jurisdictions in the United States.

The BVI Business Companies Act (as amended) set out the fiduciary duties of directors by stating that "a director of a company, in exercising his or her powers and performing his or her duties, shall act honestly and in good faith and in what the director believes to be in the best interests of the company." This statutory provision essentially imports the appropriate principles of English common law (prior to the enactment of the Companies Act 2006 of the United Kingdom), which have been substantially confirmed by decisions of the courts of the BVI.

In practical terms, these fiduciary duties translate into the following:

(a)	Bona Fides: The directors must act bona fide in what they consider is in the best interests of the company.

(b)	Proper Purpose: The directors must exercise the powers that are vested in them for the purpose for which they were conferred and not for a collateral purpose.

(c)	Unfettered Discretion: Since the powers of the directors are to be exercised by them in trust for the company, they should not improperly fetter the exercise of future discretion.

(d)

Conflict of Duty and Interest: Directors must not place themselves in a position in which there is a conflict between their duty to the Company and their personal interests. This means that, strictly speaking, a director should not participate in a decision in circumstances where he has a potential conflict. That is, he should declare his interest and abstain. The BVI Business Companies Act provides that a director "shall, forthwith after becoming aware of the fact that he or she is interested in a transaction entered into or to be entered into by the company, disclose the interest to the board of the company." The Memorandum of Association and Articles of Association of our Company allow our directors who are interested in a particular transaction to vote on it, attend meetings at which it is considered, and sign documents on behalf of our Company which relate to the transaction.

In addition to the above fiduciary duties, each director also owes a duty of care, diligence and skill to the company. In exercising powers or performing duties as a director, each director is required to exercise the care, diligence and skill that a reasonable director would exercise in the same circumstances, taking into account, without limitation, the nature of the company, the nature of the decision, and the position of the director and the nature of the responsibilities undertaken by him or her.

The duties of a director are owed to the company and not to individual shareholders. In the ordinary course, the "interest of the company" may be equated to the interests of the company's shareholders. Once, however, a company is insolvent or is "doubtfully solvent" the directors must, when discharging their duties, consider the creditors' interests.

Under British Virgin Islands law, our shareholders do not owe any fiduciary duties to our Company or to our minority shareholders. Accordingly, our shareholders may exercise their powers as shareholders, including the exercise of voting rights in respect of their shares, in such manner as they think fit, subject only to very limited equitable constraints.

In principle, our Company will normally be the proper plaintiff to sue for a breach of duty or any other wrong done to us as a company. However, under the BVI Business Companies Act, a member may bring a derivative action in the name of the company in certain circumstances. The BVI Court may, on the application of a member of a company, grant leave to that member to (a) bring proceedings in the name and on behalf of that company, or (b) intervene in proceedings to which the company is a party for the purpose of continuing, defending or discontinuing the proceedings on behalf of the company. In determining whether to grant leave, the BVI Court must take the following matters into account:

(a)	whether the member is acting in good faith;
(b)	whether the derivative action is in the interests of the company taking account of the views of the company's directors on commercial matters;
(c)	whether the proceedings are likely to succeed;
(d)	the costs of the proceedings in relation to the relief likely to be obtained; and
(e)	whether an alternative remedy to the derivative claim is available.

While BVI law does permit a shareholder of a BVI company to bring a derivative action in the name of the company, that is, in the name of, and for the benefit of, our Company and to sue a company and its directors for his benefit and for the benefit of others similarly situated, the circumstances in which any such action may be brought, and the procedures and defenses that may be available in respect of any such action, may result in the rights of shareholders of a BVI company being more limited than those of shareholders of a company organized in the United States.

Powers of Directors: Our directors have the power to take certain actions without shareholder approval, including the powers to amend our Memorandum of Association or Articles of Association (except that our directors cannot make any such amendment (a) to restrict the rights or powers of our members to amend the Memorandum or the Articles, (b) to change the percentage of our members required to pass a resolution to amend our Memorandum or the Articles, or (c) in circumstances where the Memorandum or the Articles cannot be amended by our members), and to increase or decrease the maximum number of shares that we are authorized to issue, which would require shareholder approval under the laws of most jurisdictions in the United States. In addition, the directors of a BVI company, subject in certain cases to court approval but without shareholder approval, may, among other things, implement a reorganization (other than statutory mergers or consolidations which require shareholder authorization), the sale, transfer, exchange or disposition of any assets, property, part of the business, or securities of the company, or any combination, if they determine it is in the best interests of the company. In most jurisdictions in the United States, shareholder approval is required in order to amend most provisions of the certificate or articles of incorporation. Our ability to amend our Memorandum of Association and Articles of Association without shareholder approval could have the effect of delaying, deterring or preventing a change in our control without any further action by the shareholders, including a tender offer to purchase our common shares at a premium over then current market prices. However, our directors must exercise the powers that are vested in them for the purpose for which they were conferred and not for a collateral purpose.

Liability of Directors: In most jurisdictions in the United States, directors owe a fiduciary duty to the corporation and its shareholders, including a duty of care, under which directors must properly apprise themselves of all reasonably available information, and a duty of loyalty, under which they must protect the interests of the corporation and refrain from conduct that injures the corporation or its shareholders or that deprives the corporation or its shareholders of any profit or advantage. Many U.S. jurisdictions have enacted various statutory provisions which permit the monetary liability of directors to be eliminated or limited.

Under BVI law, liability of a director to the BVI company is primarily limited to cases where the director has acted in breach of his fiduciary duties (such as not acting honestly and in good faith and with a view to the best interests of the company) or his duties of care, skill and diligence. Under our Memorandum of Association and Articles of Association, we shall indemnity all or our directors and officers, together with every former director and former officer, against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may incur as a result of any act or failure to act in carrying out their functions other than such liability (if any) that they may incur by reason of their own actual fraud or willful default. No director or officer shall be liable to our company for any loss or damage incurred by us as a result (whether direct or indirect) of the carrying out of their functions unless that liability arises through the actual fraud or willful default of such director or officer.

Qualifications of Directors: Unlike most corporate laws in the United States, directors of a BVI company may be companies. Moreover, any director may appoint a person (who may or may not be another director) to be his alternate to exercise the appointing director’s powers, and to carry out the appointing director’s responsibilities, in relation to the taking of decisions by the directors in the absence of the appointing director (including to attend meetings and vote in the place and stead of the appointing director). An alternate director has the same rights as the appointing director in relation to any directors' meeting and any written resolution circulated for written consent. Any exercise by the alternate director of the appointing director's powers in relation to the taking of decisions by the directors, is as effective as if the powers were exercised by the appointing director. An alternate director is liable for his or her own acts and omissions as an alternate director and an alternate director is subject to the same fiduciary duties and the same duties of care, diligence and skill as other directors, when acting as such.

Control Share Statutes and Changes in Control: Certain states in the United States have adopted corporate laws that limit the ability of a significant shareholder of a corporation to vote its shares in favor of approving transactions in which the significant shareholder has an interest. Some states also limit transactions between a corporation and a significant shareholder. In general, BVI law does not impose similar restrictions on interested or affiliated party transactions.

The ability of the board of directors to amend our Memorandum and Articles without shareholder approval, as well as the exercise of its power to designate the rights and preferences of preferred shares, could operate to delay, defer or prevent a change in control of the Company, including with respect to a merger, acquisition or corporate restructuring. In most jurisdictions in the United States, shareholder approval is required in order to amend most provisions of the certificate or articles of incorporation.

Material Contracts

Other than contracts entered into the ordinary course of business, during the two preceding fiscal years the Company entered into the following material contracts (these contracts are included as exhibits to our annual report on Form 20-F for the year ended December 31, 2018):

•

Equity Transfer Agreement dated February 24, 2017 by and among Wuhu City Feishang Industrial Development Co., Ltd., Feishang Mining Holdings Limited, Mr. Shen Yandi and Wuhu Feishang Mining Development Co., Limited.

•	Agreement dated November 30, 2017 by and between Yangpu Shuanghu Industrial Development Co., Limited and Feishang Enterprise Group Co., Ltd.
•	Agreement dated November 30, 2017 by and between Yangpu Shuanghu Industrial Development Co., Limited and Shenzhen Chaopeng Investment Co., Ltd.
•	Purchase and Sale Agreement dated December 29, 2017 by and among the Company, Double Grow International Limited and Shanghai Kangzheng Investment Management Co., Ltd.
•	Deed of Assignment of Loan dated December 29, 2017 by and among the Company, Double Grow International Limited and Shanghai Kangzheng Investment Management Co., Ltd.
•	Mutual Cooperation Agreement dated August 20, 2017 by and between Bayannaoer City Feishang Mining Company and Bayannaoer Jijincheng Mining Co., Ltd.

Exchange Controls

There are no material BVI laws, decrees, regulations or other legislation that impose foreign exchange controls on us or that affect our payment of dividends, interest or other payments to non-resident holders of our shares. BVI law and our Memorandum and Articles impose no limitations on the right of non-resident or foreign owners to hold or vote our common shares. However, we operate through subsidiaries located in the PRC, and the payment of dividends by PRC companies is subject to certain restrictions imposed under PRC law.

The principal regulation governing foreign currency exchange in the PRC is the Foreign Currency Administration Rules (1996) as amended. Conversion of Renminbi is strictly regulated by the PRC Government. Under PRC foreign exchange rules and regulations, payment of routine transactions under current accounts, including trade and service transactions and payment of dividends, may be made in foreign currencies without prior approval from the SAFE but are subject to procedural requirements. Strict foreign exchange control continues to apply to capital account transactions, such as direct investment, loans or investments in securities outside the PRC and capital contribution. These transactions must be approved by the SAFE.

Pursuant to the Foreign Currency Administration Rules, foreign-invested enterprises in the PRC may purchase foreign exchange without the approval of the SAFE for trade and service-related exchange transactions by providing commercial documents evidencing these transactions. They may also retain foreign exchange, subject to a cap approved by the SAFE, to satisfy foreign exchange liabilities or to pay dividends. However, the relevant PRC authorities may limit or eliminate the ability of foreign-invested enterprises to purchase and retain foreign currencies in the future.

The principal regulations governing distribution of dividends by foreign-invested companies include:

•	The Sino-foreign Equity Joint Venture Law (1979), as amended;
•	The Regulations of Implementation of the Sino-foreign Equity Joint Venture Law (1983) as amended;
•	The Foreign Investment Enterprise Law (1986) as amended; and
•	The Regulations of Implementation of the Foreign Investment Enterprise Law (1990) as amended.

Under these regulations, foreign-invested enterprises in the PRC may pay dividends only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, wholly foreign-owned enterprises in the PRC are required to set aside at least 10% of their respective accumulated profits each year, if any, to fund certain reserve funds unless such reserve funds have reached 50% of their respective registered capital. These reserves are not distributable as cash dividends.

In addition, our wholly-owned subsidiaries are required to allocate portions of their after-tax profits to their enterprise expansion funds and staff welfare and bonus funds at the discretion of their boards of directors. Allocations to these statutory reserves and funds can only be used for specific purposes and are not transferable to us in the forms of loans, advances or cash dividends.

Taxation

The following is a summary of anticipated material U.S. federal income and BVI tax consequences of an investment in our common shares. The summary has been prepared based upon management’s understanding of applicable tax consequences, but has not been reviewed by counsel or other experts in U.S. or BVI taxation. The summary does not address all possible tax consequences relating to an investment in our common shares and does not purport to deal with the tax consequences applicable to all categories of investors, some of which, such as dealers in securities, insurance companies and tax-exempt entities, may be subject to special rules. In particular, the discussion does not address the tax consequences under state, local and other non-U.S. and non-BVI tax laws. Accordingly, each prospective investor should consult its own tax advisor regarding the particular tax consequences to it of an investment in the common shares. The discussion below is based upon laws and relevant interpretations in effect as of the date of this prospectus, all of which are subject to change.

CHNR completed the Spin-Off by way of a distribution in specie of the entire issued share capital of Feishang Anthracite to the holders of the common shares of CHNR. It is not clear whether the Distribution should be treated as a tax-free spin-off under Section 355 of the Code or as a taxable distribution of property. If we are required to report the Distribution to the IRS, we intend to take the view that the Distribution will be treated as a taxable distribution. Under this treatment, for U.S. Federal income tax purposes, the Distribution should be a taxable event for holders of CHNR common shares on the Distribution Record Date. Accordingly, subject to the passive foreign investment company rules discussed below, a U.S. Holder:

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should generally be treated as having received (at the time of receipt of the Feishang Anthracite ordinary shares) a taxable distribution in an amount equal to the fair market value of the Feishang Anthracite ordinary shares received in the Distribution,

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should have a tax basis in its Feishang Anthracite ordinary shares equal to their fair market value on the date of the Distribution, and

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should have a holding period in its Feishang Anthracite ordinary shares that will commence on the day after the date of the Distribution.

The amount distributed by CHNR to a U.S. Holder should be taxed as a “dividend” to the extent of such holder’s proportionate share of CHNR’s current and accumulated earnings and profits (if any), and should otherwise be (i) a tax-free return of capital to the extent of such holder’s adjusted tax basis in his or her CHNR common shares and (ii) thereafter as a capital gain. CHNR does not maintain calculations of its earnings and profits in accordance with U.S. Federal income tax principles; accordingly, holders should assume that the entire amount of the Distribution should be taxable as a dividend. CHNR intends to treat the distribution of Feishang Anthracite ordinary shares as a taxable dividend for U.S. Federal income tax purposes, and the remainder of the disclosure assumes such treatment.

The dividend amount generally will be treated as foreign source ordinary dividend income, and generally will be eligible for reduced rates of taxation applicable to qualified dividend income applicable to certain non-corporate U.S. Holders, but will not be eligible for the dividends received deduction allowed to corporations. The dividend will be includable in “net investment income” for purposes of the Medicare contribution tax applicable to certain non-corporate U.S. Holders.

United States Federal Income Taxation

The following discussion addresses only the material U.S. federal income tax consequences to a U.S. person, defined as a U.S. citizen or resident, a U.S. corporation, or an estate or trust subject to U.S. federal income tax on all of its income regardless of source, making an investment in the common shares. For taxable years beginning after December 31, 1996, a trust will be a U.S. person only if:

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a court within the United States is able to exercise primary supervision over its administration; and

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one or more United States persons have the authority to control all of its substantial decisions.

In addition, the following discussion does not address the tax consequences to a person who holds or will hold, directly or indirectly, 10% or more of our common shares, which we refer to as a “10% Shareholder.” Non-U.S. persons and 10% Shareholders are advised to consult their own tax advisors regarding the tax considerations incident to an investment in our common shares.

A U.S. investor receiving a distribution of our common shares will be required to include such distribution in gross income as a taxable dividend, to the extent of our current or accumulated earnings and profits as determined under U.S. federal income tax principles. Any distributions in excess of our earnings and profits will first be treated, for U.S. federal income tax purposes, as a nontaxable return of capital, to the extent of the U.S. investor’s adjusted tax basis in our common shares, and then as gain from the sale or exchange of a capital asset, provided that our common shares constitutes a capital asset in the hands of the U.S. investor. U.S. corporate shareholders will not be entitled to any deduction for distributions received as dividends on our common shares.

Gain or loss on the sale or exchange of our common shares will be treated as capital gain or loss if our common shares are held as a capital asset by the U.S. investor. Such capital gain or loss will be long-term capital gain or loss if the U.S. investor has held our common shares for more than one year at the time of the sale or exchange.

A holder of common shares may be subject to “backup withholding” at the rate of 24% with respect to dividends paid on our common shares if the dividends are paid by a paying agent, broker or other intermediary in the United States or by a U.S. broker or certain United States-related brokers to the holder outside the United States. In addition, the proceeds of the sale, exchange or redemption of common shares may be subject to backup withholding, if such proceeds are paid by a paying agent, broker or other intermediary in the United States.

Backup withholding may be avoided by the holder of common shares if such holder:

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is a corporation or comes within other exempt categories; or

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provides a correct taxpayer identification number, certifies that such holder is not subject to backup withholding and otherwise complies with the backup withholding rules.

In addition, holders of common shares who are not U.S. persons are generally exempt from backup withholding, although they may be required to comply with certification and identification procedures in order to prove their exemption.

Any amounts withheld under the backup withholding rules from a payment to a holder will be refunded or credited against the holder’s U.S. federal income tax liability, if any, provided that amount withheld is claimed as federal taxes withheld on the holder’s U.S. federal income tax return relating to the year in which the backup withholding occurred. A holder who is not otherwise required to file a U.S. income tax return must generally file a claim for refund or, in the case of non-U.S. holders, an income tax return in order to claim refunds of withheld amounts.

British Virgin Islands Taxation

Under the BVI Business Companies Act (as amended) as currently in effect, companies incorporated or registered under the BVI Business Companies Act are exempt from income and corporate tax. In addition, the BVI currently does not levy capital gains tax on companies incorporated or registered under the BVI Business Companies Act.

A holder of our common shares who is not a resident of BVI is exempt from BVI income tax on dividends paid with respect to the common shares and any capital gains realized with respect to any common shares. In addition, the common shares are not subject to transfer taxes, stamp duties or similar charges for so long as we do not hold an interest in real estate in the BVI.

There are no estate, gift or inheritance taxes levied by the BVI on companies incorporated or registered under the BVI Business Companies Act.

There is no income tax treaty or convention currently in effect between the United States and the BVI that is applicable to any payments made by or to a company incorporated or registered under the BVI Business Companies Act.

Dividends and Paying Agents

The Company has not paid dividends and has not engaged a payment agent for the payment of dividends.

Statement by Experts

See “Validity of the Securities” and “Experts” elsewhere in this prospectus for statements or reports attributed to experts.

Documents on Display

The documents concerning the Company that are referred to in this prospectus may be inspected at the Company’s principal executive offices at Room 2205, 22/F, West Tower, Shun Tak Centre, 168-200 Connaught Road Central, Sheung Wan, Hong Kong. Certain documents included as exhibits to the registration of which this prospectus forms a part are incorporated by reference to documents previously filed with or furnished to the SEC. These documents can be viewed on the SEC’s website at www.sec.gov.

VALIDITY OF THE SECURITIES

Maples and Calder (Hong Kong) LLP will pass upon certain legal matters under British Virgin Islands law relating to the issuance and sale of the securities. Additional legal matters may be passed upon for us, or any underwriters, dealers, or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of China Natural Resources, Inc. appearing in China Natural Resources, Inc.’s annual report (Form 20-F) for the year ended December 31, 2018, have been audited by Ernst & Young Hua Ming LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES AND INDEMNIFICATION POLICIES

Enforceability of Civil Liabilities

We are incorporated in the British Virgin Islands to take advantage of certain benefits associated with being an exempted British Virgin Islands company, such as:

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political and economic stability;

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an effective judicial system;

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a favorable tax system;

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the absence of exchange control or currency restrictions; and

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the availability of professional and support services.

However, certain disadvantages accompany incorporation in the British Virgin Islands. These disadvantages include:

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the British Virgin Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors; and

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British Virgin Islands companies do not have standing to sue before the federal courts of the United States.

Our Articles provide that any differences between us and our shareholders or their executors, administrators or assigns relating to the intent, construction, incidences or consequences of our Articles or the BVI Business Companies Act (as amended), including any breach or alleged breach of our Articles or the BVI Business Companies Act (as amended), or relating to our affairs, shall be resolved by arbitration before two arbitrators (unless the parties agree to arbitrate before one arbitrator), who shall jointly appoint an umpire.

Service of process upon us and upon our directors, all of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, because all of our assets and all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

There is doubt as to the enforceability of civil liabilities under the Securities Act of 1933 and the Exchange Act of 1934 in original actions instituted in the PRC. PRC courts may refuse to hear a claim based on a violation of U.S. securities laws including because the PRC is not the most appropriate forum to bring such a claim. In addition, even if a PRC court agrees to hear a claim, it may determine that PRC law, and not U.S. law, is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law may have to be proved in court as a fact, which can be a time-consuming and costly process. Certain matters of procedure will also be governed by PRC law. There is little binding case law in PRC addressing the matters described above. Many of the same doubts apply to similar suits that may be brought in the British Virgin Islands, and as to the enforceability of any judgment rendered by a court in the British Virgin Islands. Moreover, we have no assets in the British Virgin Islands that may be used to satisfy a judgment rendered by a court located there.

Indemnification

Our Articles provide that:

“Subject to the provisions of the Act, every director and officer of the Company (which for the avoidance of doubt, shall not include auditors of the Company), together with every former director and former officer of the Company (each an "Indemnified Person") shall be indemnified out of the assets of the Company against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may incur as a result of any act or failure to act in carrying out their functions other than such liability (if any) that they may incur by reason of their own actual fraud or wilful default. No Indemnified Person shall be liable to the Company for any loss or damage incurred by the Company as a result (whether direct or indirect) of the carrying out of their functions unless that liability arises through the actual fraud or wilful default of such Indemnified Person. No person shall be found to have committed actual fraud or wilful default under this Article unless or until a court of competent jurisdiction shall have made a finding to that effect.

The Company shall advance to each Indemnified Person reasonable attorneys' fees and other costs and expenses incurred in connection with the defence of any action, suit, proceeding or investigation involving such Indemnified Person for which indemnity will or could be sought. In connection with any advance of any expenses hereunder, the Indemnified Person shall execute an undertaking to repay the advanced amount to the Company if it shall be determined by final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification pursuant to this Article. If it shall be determined by a final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification with respect to such judgment, costs or expenses, then such party shall not be indemnified with respect to such judgment, costs or expenses and any advancement shall be returned to the Company (without interest) by the Indemnified Person.

The directors, on behalf of the Company, may purchase and maintain insurance for the benefit of any director or other officer of the Company against any liability which, by virtue of any rule of law, would otherwise attach to such person in respect of any negligence, default, breach of duty or breach of trust of which such person may be guilty in relation to the Company.”

No dealer, sales representative or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by China Natural Resources. This prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of any offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that the information set forth herein is correct as of any time subsequent to the date hereof.

CHINA NATURAL RESOURCES, INC.

$100,000,000

Prospectus

November 20, 2019